  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 28, 1997

                                                REGISTRATION NO. 333-23763
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                                 JETFAX, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------
         DELAWARE                    3577                      77-0182451
     (STATE OR OTHER          (PRIMARY STANDARD             (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL                 IDENTIFICATION
     INCORPORATION OR        CLASSIFICATION CODE                NUMBER)
      ORGANIZATION)                NUMBER)

                               1376 WILLOW ROAD
                         MENLO PARK, CALIFORNIA 94025
                                (415) 324-0600
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             EDWARD R. PRINCE, III
                      PRESIDENT, CHIEF EXECUTIVE OFFICER
                           AND CHAIRMAN OF THE BOARD
                                 JETFAX, INC.
                               1376 WILLOW ROAD
                         MENLO PARK, CALIFORNIA 94025
                                (415) 324-0600
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                ---------------
                                  COPIES TO:

       CLIFFORD S. ROBBINS, ESQ.                JOHN F. SEEGAL, ESQ.
         SUSAN J. SKAER, ESQ.                     IAIN MICKLE, ESQ.
    GENERAL COUNSEL ASSOCIATES LLP              BRETT E. COOPER, ESQ.
          1891 LANDINGS DRIVE            ORRICK, HERRINGTON & SUTCLIFFE LLP
    MOUNTAIN VIEW, CALIFORNIA 94043              400 SANSOME STREET
            (415) 428-3900                 SAN FRANCISCO, CALIFORNIA 94111
                                                   (415) 392-1122

                                ---------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     As soon as practicable after the effective date of this Registration
                                  Statement.

                                ---------------
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------
                        CALCULATION OF REGISTRATION FEE

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                                                          PROPOSED
                                             PROPOSED      MAXIMUM
 TITLE OF EACH CLASS OF       AMOUNT         MAXIMUM      AGGREGATE   AMOUNT OF
    SECURITIES TO BE          TO BE       OFFERING PRICE  OFFERING   REGISTRATION
       REGISTERED         REGISTERED(1)    PER SHARE(2)   PRICE(2)       FEE
---------------------------------------------------------------------------------
Common Stock, $0.01 par
 value.................  4,025,000 shares     $10.00     $40,250,000   $12,197
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

(1) Includes 525,000 shares that the Underwriters have the option to purchase to cover over-allotments, if any.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a).

                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH
SECTION 8(a), MAY DETERMINE.

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

                               EXPLANATORY NOTE

     This Amendment No. 1 to the Registration Statement on Form S-1 is being filed for the purpose of responding to the oral comments of the Securities and Exchange Commission, from a phone call received on March 25, 1997, to the Company's application for confidential treatment revising the exhibit index and submitting redacted versions of Exhibits 10.27, 10.31, 10.32, 10.33, 10.34, 10.35, 10.36 and 10.39.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) EXHIBITS

  1.1**  Underwriting Agreement (draft of March 20, 1997).
  3.1**  Certificate of Incorporation of Registrant filed on August 3, 1988, as currently in effect.
  3.2**  Certificate of Amendment of Certificate of Incorporation, as filed on
         October 31, 1990.
  3.3**  Certificate of Amendment of Certificate Incorporation, as filed on
         August 13, 1991.
  3.4**  Certificate of Amendment of Certificate of Incorporation, filed on
         February 12, 1996.
  3.5**  Certificate of Amendment of Certificate of Incorporation filed on
         February 12, 1996.
  3.6**  Certificate of Amendment of Certificate of Incorporation filed on
         November 4, 1996.
  3.7**  Amended Certificate of Designation of Series A Preferred Stock, as
         currently in effect.
  3.8**  Certificate of Designation of Series B Preferred Stock, as currently in effect.
  3.9**  Certificate of Designation of Series C Preferred Stock, as currently in effect.
  3.10** Certificate of Designation of Series D Preferred Stock, as currently in effect.
  3.11** Certificate of Designation of Series E Preferred Stock, as currently in effect.
  3.12** Amended Certificate of Designation of Series E Preferred Stock, as
         currently in effect.
  3.13** Certificate of Designation of Series P Preferred Stock, as currently in effect.
  3.14** Certificate of Designation of Series F Preferred Stock, as currently in effect.
  3.15** Form of Restated Certificate of Incorporation of Registrant to be
         filed upon the closing of the Offering made under this Registration
         Statement.
  3.16** Amended and Restated Bylaws of Registrant, as currently in effect.
  3.17** Form of Amended and Restated Bylaws to be adopted effective as of the closing of the Offering made under this Registration Statement.
  4.1*   Specimen Common Stock Certificate.
  5.1*   Opinion of General Counsel Associates LLP.
 10.1**  Form of Indemnification Agreement between Registrant and each of its directors and officers.
 10.2**  1989 Stock Option Plan and forms of Stock Option Agreements thereunder.
 10.3**  1995 Stock Plan, as amended and restated, and form of Stock Option
         Agreement thereunder.
 10.4**  1997 Director Stock Option Plan and form of Stock Option Agreement thereunder.
 10.5**  1997 Employee Stock Purchase Plan and forms of agreements thereunder.
 10.6**  Lease Agreement dated December 1, 1992 between Registrant and Lincoln
         Menlo Phase I Associates Limited for Menlo Park, California office.
 10.7**  Lease dated December 18, 1991 between Crandell Development Corporation and Robert S. Grant for Santa Barbara, California office.
 10.8**  Registration Rights Agreement dated March 5, 1997 by and among the
         Registrant and Rudy Prince, Lon B. Radin and Virginia Snyder.
 10.9**  Stock and Warrant Purchase Agreement dated as of August 31, 1988 by and among Registrant and purchasers of 299,995 shares of Series A
         Preferred, as amended February 1994.
 10.10** Preferred Stock Purchase Agreement dated as of December 16, 1988 by and among Registrant and purchasers of 336,000 shares of Series A
         Preferred, as amended February 1994.
 10.11** Preferred Stock Purchase Agreement dated as of June 22, 1989 by and between Registrant and David A. Brewer.
 10.12** Form of Subscription and Stock Purchase Agreement dated January 1991 by and between Registrant and certain purchasers of Series A Preferred
         Stock.
 10.13** Form of Subscription and Stock Purchase Agreement dated July 1989 by and between Registrant and certain purchasers of shares of Series B
         Preferred Stock.
 10.14** Form of Subscription and Stock Purchase Agreement dated December 1989 by and between Registrant and certain purchasers of shares of Series B
         Preferred Stock.
 10.15** Form of Subscription and Stock Purchase Agreement dated
         August/September 1990 by and between Registrant and certain purchasers of shares of Series C Preferred Stock.
 10.16** Subscription and Stock Purchase Agreement for the purchase of shares of Series C Preferred Stock dated September 6, 1990 by and between
         Registrant and Draper Associates Polaris Fund.

 10.17** Subscription and Stock Purchase Agreement dated September 7, 1990 by and between Registrant and Adlar Turnkey Manufacturing Corporation.
 10.18** Form of Subscription and Stock Purchase Agreement for shares of Series
         D and Series E Preferred Stock and Warrants dated July 1991 by and between Registrant and certain purchasers of shares of Series D and
         Series E Preferred Stock.
 10.19** Series E Preferred Stock Purchase Agreement dated August 18, 1991, as amended as of January 30, 1996, by and between Registrant and Ailicec
         California Corporation.
 10.20** Series F Preferred Stock Purchase Agreement dated as of March 5, 1996 by and between Registrant and purchasers of Series F Preferred Stock.
 10.21** Purchase and Debt Restructuring Agreement dated as of August 3, 1994 by and between Registrant and Ailicec International Enterprises
         Limited.
 10.22** Note Purchase Agreement dated August 3, 1994 by and between Registrant and certain purchasers of notes and warrants for the purchase of
         Common Stock.
 10.23** Warrant to Purchase Stock dated December 31, 1994 by and between
         Registrant and Ailicec International Enterprises Limited.
 10.24** Common Stock Purchase Warrant dated December 16, 1996, and an amendment thereto dated February 13, 1997, by and between Registrant and Michael Crandell.
 10.25** Common Stock Purchase Warrant dated December 16, 1996, and an amendment thereto dated February 13, 1997, by and between Registrant and Larry Crandell.
 10.26** Asset Purchase Agreement dated July 31, 1996, as amended December 16,
         1996, by and between Registrant and the Crandell Group, Inc.
 10.27+  Development Agreement dated September 25, 1991 and amended as of
         February 12, 1997 by and between Registrant and Ailicec International
         Enterprises Limited.
 10.28** Common Stock Purchase Option dated as of March 29, 1996 by and between
         Registrant and Steven J. Carnevale.
 10.29** Common Stock Purchase Option dated as of March 29, 1996 by and between
         Registrant and Thomas B. Aikin.
 10.30** Promissory Note to Lon B. Radin dated March 1, 1992 from Registrant.
 10.31+  Development and Supply Agreement dated June 30, 1995 by and between
         Registrant and Samsung Electronics Corporation.
 10.32+  Software License Agreement dated September 30, 1996 by and between
         Registrant and Oki Data Corporation.
 10.33+  Supply and License Agreement dated November 1, 1996 by and between
         Registrant and Pixel Magic, Inc.
 10.34+  Facsimile Product Development Agreement dated June 9, 1994 by and between Registrant and Xerox Corporation.
 10.35+  Facsimile Product Development Agreement dated November 23, 1994 by and between Registrant and Xerox Corporation.
 10.36+  Master Development, Purchase and Distribution License Agreement dated effective as of January 31, 1997 by and between Registrant and
         Hewlett-Packard Company.
 10.37** Employment Agreement dated July 31, 1996 between Registrant and
         Michael Crandell.
 10.38** Security Agreement dated July 31, 1996 by and between Registrant and the Crandell Group, Inc.
 10.39+  OEM Purchase Agreement dated February 22, 1995, as amended February
         21, 1997, by and between Registrant and Oki America, Inc.
 10.40** Loan and Security Agreement dated August 23, 1996 by and between
         Registrant and Cupertino National Bank & Trust and the amendment thereto dated March 11, 1997.
 10.41** Form of Dealer Agreement.
 11.1**  Calculation of loss per share.
 23.1**  Independent Auditors' Consent and Report on Schedule (see page S-1).
 23.2*   Consent of Counsel (included in Exhibit 5.1).
 24.1**  Power of Attorney (see page II-6).
 27.1**  Financial Data Schedule.

--------

*  To be filed by amendment.

**Previously filed.

+  Confidential treatment requested.

  (b) FINANCIAL STATEMENT SCHEDULES

  Schedule II -- Valuation and Qualifying Accounts (see page S-2)

  Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

  The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on the 28th day of March, 1997.

                                          JetFax, Inc.

                                                 /s/ Edward R. Prince, III
                                          By___________________________________
                                             EDWARD R. PRINCE, III, PRESIDENT,
                                                CHIEF EXECUTIVE OFFICER AND
                                                   CHAIRMAN OF THE BOARD

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             SIGNATURES                        TITLE                 DATE

      /s/ Edward R. Prince, III        President, Chief
-------------------------------------   Executive Officer       March 28, 1997
       (EDWARD R. PRINCE, III)          and Chairman of the
                                        Board (Principal
                                        Executive Officer)

         /s/ Allen K. Jones            Vice President of
-------------------------------------   Finance, Chief          March 28, 1997
           (ALLEN K. JONES)             Financial Officer,
                                        and Secretary
                                        (Principal
                                        Financial and
                                        Accounting Officer)

         /s/ Thomas B. Akin            Director
-------------------------------------                           March 28, 1997
           (THOMAS B. AKIN)

         /s/ Douglas Y. Bech           Director
-------------------------------------                           March 28, 1997
          (DOUGLAS Y. BECH)

       /s/ Steven J. Carnevale         Director
-------------------------------------                           March 28, 1997
        (STEVEN J. CARNEVALE)

           /s/ Chung Chiu              Director
-------------------------------------                           March 28, 1997
             (CHUNG CHIU)

        /s/ Shelley Harrison           Director
-------------------------------------                           March 28, 1997
          (SHELLEY HARRISON)

      /s/ Edward R. Prince, Jr.        Director
-------------------------------------                           March 28, 1997
       (EDWARD R. PRINCE, JR.)

          /s/ Lon B. Radin             Director
-------------------------------------                           March 28, 1997
            (LON B. RADIN)

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
 10.27+  Development Agreement dated September 25, 1991 and amended as of
         February 12, 1997 by and between Registrant and Ailicec International
         Enterprises Limited.
 10.31+  Development and Supply Agreement dated June 30, 1995 by and between
         Registrant and Samsung Electronics Corporation.
 10.32+  Software License Agreement dated September 30, 1996 by and between
         Registrant and Oki Data Corporation.
 10.33+  Supply and License Agreement dated November 1, 1996 by and between
         Registrant and Pixel Magic, Inc.
 10.34+  Facsimile Product Development Agreement dated June 9, 1994 by and between Registrant and Xerox Corporation.
 10.35+  Facsimile Product Development Agreement dated November 23, 1994 by and between Registrant and Xerox Corporation.
 10.36+  Master Development, Purchase and Distribution License Agreement dated effective as of January 31, 1997 by and between Registrant and
         Hewlett-Packard Company.
 10.39+  OEM Purchase Agreement dated February 22, 1995 by and between
         Registrant and Oki America, Inc.

--------

+ Confidential treatment requested.